Exhibit 99.1 Leading Producer of Liquid Advancing the Future of Energy • With Capital Discipline, Innovation and Unmatched Execution Transportation Fuels C A P I TA L D I S C I P L I N E I N N O VAT I O N U N M ATC H E D E X E C U T I O N I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4

Cautionary Statement This presentation contains forward-looking statements made by Valero Energy Corporation (“VLO” or “Valero”) within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as ”plan,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “could,” “continue,” “focused,” “opportunity,” “scheduled,” “may,” “targeting,” guidance, ambition, executing, pursuing, developing, evaluating, advancing, would,“ or other similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements in this presentation include, but are not limited to, those relating to our low-carbon projects, statements relating our low-carbon fuels strategy, our 2025 and 2035 GHG emissions reduction/displacement targets, 2050 ambition, future capital expenditures, expected timing, cost and performance of projects, the effect of projects on our financial performance, future low-carbon policies and demand for low-carbon fuels, future business plans and strategies, future safety and environmental performance, future operating and financial performance, future market and industry conditions, future production and manufacturing ability and size, management of future risks and 2024 guidance, among others. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Valero and are difficult to predict including, but not limited to, the effect, impact, potential duration or other implications of, global geopolitical and other conflicts and tensions, the impact of inflation on margins and costs, economic activity levels, market dynamics, cyberattacks, weather events, other matters affecting Valero’s operations, financial performance or the demand for Valero’s products, and the uncertainties that remain with respect to current or contemplated legal, political or regulatory developments that are adverse to or restrict refining and marketing operations, or that impose profits, windfall or margin taxes or penalties, and the adverse effects the foregoing may have on Valero's business plan, strategy, operations and financial performance. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of Valero. Although Valero believes that the assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, Valero cannot give assurance that it will achieve or accomplish its expectations, beliefs or intentions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in Valero’s filings with the Securities and Exchange Commission, including Valero’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports available on Valero’s website at www.valero.com. These risks could cause the actual results of Valero to differ materially from those contained in any forward-looking statement. This presentation includes certain financial measures that are not defined under U.S. Generally Accepted Accounting Principles (GAAP) and are considered to be non-GAAP measures. Valero has defined these non-GAAP measures and believes they are useful to the external users of its financial statements, including industry analysts, investors, lenders, and rating agencies. Valero believes these measures are useful to assess its ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that Valero believes are not indicative of its core operating performance and that may obscure its underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of Valero’s results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because Valero may define them differently, which diminishes their utility. Valero’s reconciliations of GAAP financial measures to non-GAAP financial measures are located at the end of this presentation. See also slides 42-44. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 2 2

LEADING PROFITABLE PRODUCER OF LOW-CARBON TRANSPORTATION FUELS

REFINING
WORLD'S PREMIER INDEPENDENT REFINER

RENEWABLE DIESEL
DIVERSIFYING INTO HIGHER GROWTH, HIGHER MARGIN SAF

ETHANOL
DEVELOPING PROJECTS TO CREATE A HIGHER VALUE ETHANOL PRODUCT

GROWTH PROJECTS FOCUSED ON COST CONTROL, OPTIMIZATION AND MARGIN EXPANSION

- **15** refineries
- lowest cost producer
- **3.2** million barrels per day of high-complexity throughput capacity
- advantaged refining and logistics assets well positioned for feedstock and product optimization
- ratable wholesale supply of >1.5 million barrels per day or over 50% of our light products
- **2023** BEST YEAR EVER FOR MECHANICAL AVAILABILITY

EXECUTING A VIABLE PATH TO REDUCE AND DISPLACE GREENHOUSE GAS (GHG) EMISSIONS

PROFITABLE, HIGH RETURN PROJECTS TARGETING GROWING LOW-CARBON MARKETS

DIAMOND GREEN DIESEL (DGD)

- **1.2** billion gallons per year of renewable diesel
- **50** million gallons per year of renewable naphtha
- low-carbon intensity renewable products produced primarily from recycled animal fats, used cooking oil and inedible corn oil
- up to **80%** reduction in life cycle GHG emissions

SUSTAINABLE AVIATION FUEL (SAF) PROJECT EXPECTED TO BE COMPLETED IN 4Q 2024

DEVELOPING ECONOMIC PROJECTS TO FURTHER REDUCE CARBON INTENSITY

- **12** ethanol plants
- **1.6** billion gallons per year production capacity
- high-octane renewable fuel with lower CO_2 emissions
- at least **30%** reduction in life cycle GHG emissions
- existing logistics assets well positioned to support export growth

PURSUING REDUCTIONS IN CARBON INTENSITY THROUGH CARBON SEQUESTRATION


Renewable Diesel
Refining
Ethanol
Wholesale
Midstream

Best-in-class producer of fuels and products that are essential to modern life

INVESTOR PRESENTATION | MAY 2024

Valero 3

Demonstrated commitment to capital discipline, innovation and unmatched execution

Operations

Unmatched Execution with a Proven History of Operations Excellence

- The lowest cash operating cost among peer group while maintaining top quartile operating performance
- Safe, reliable, environmentally responsible operations have driven higher profitability and lower volatility through multiple commodity cycles
- Applying our liquid fuels manufacturing expertise to optimize our integrated low-carbon fuels businesses

Earnings Growth

Growth Through Innovation

- Refining growth projects focused on operating cost control, optimization and margin improvement
- Leveraging our global liquid fuels platform to expand our long-term competitive advantage with investments in economic low-carbon projects
- 25% after-tax IRR hurdle rate for growth projects

Capital Discipline

Demonstrated Commitment to Stockholders

- Disciplined capital allocation delivering peer-leading free cash flow yield and returns to stockholders across margin cycles
- Delivered on our annual payout ratio commitment every year under current management (since 2014)
  - Average payout ratio of 69% since 2014 (55% excluding 2020)
  - Reduced our shares outstanding by over 36% since 2014
- 16% average annual Return on Invested Capital (ROIC) since 2014

Comprehensive liquid fuels strategy driving economic growth projects and providing a viable path to reduce and displace the equivalent of 100% of the tonnage from our global refinery Scope 1 & 2 GHG emissions by 2035

Steadfast in the execution of our strategy, pursuing **excellence in operations**, investing for **earnings growth with lower volatility** and honoring our **commitment to stockholder returns**

See slides 42-44 for notes regarding this slide. See slides 45-61 for non-GAAP disclosures.
Peer group includes PSX, MPC, DINO, and PBF.

INVESTOR PRESENTATION | MAY 2024

Valero 4

Comprehensive roadmap to further reduce emissions with innovative low-carbon projects consistent with our strategy

GHG Emissions Reduction and Displacement
(Global Refinery Scope 1 & 2)



Million Metric Tons CO_2e
32.3
63%
100%
2011
Baseline
Independently Verified
2025
Target
2035
Target
Independently Verified

2035 GHG Emissions Target
(Global Refinery Scope 1 & 2)
Independently Verified



Million Metric Tons CO_2e
Reductions
Displacements
Carbon Capture
32.3
2.4
4.2
11.1
10.9
3.7
100%
Refinery GHG Emissions in 2011 (Scope 1 & 2)
Absolute Emissions Reductions (Scope 1 & 2)
2035 GHG Emissions Displaced by Ethanol Production
2035 GHG Emissions Displaced by Renewable Diesel/SAF Production
2035 GHG Emissions Displaced by Global Blending of and Credits from Low-Carbon Fuels
2035 GHG Emissions Reduced by Carbon Capture and Storage

In 2023, our performance exceeded our **2025 target** to **reduce** and **displace the equivalent of**

63% of the tonnage from our Refinery GHG Emissions (Scope 1 & 2)

Our **2050 ambition** is to **reduce** and **displace** company-wide Scope 1, 2, 3 & 4 by more than

45 Million MT CO_2e

In 2023, we obtained **limited assurance** on/of:

- Company-wide 2022 GHG emissions (scope 1 & 2)
- The validation of our 2035 GHG emissions target

See slides 42-44 for notes regarding this slide.

INVESTOR PRESENTATION | MAY 2024
Valero 5

SIZE, SCALE AND GLOBAL REACH
EXTENSIVE CONNECTIVITY AND GLOBAL OPTIMIZATION
LOWEST COST PRODUCER
RELIABLE TOP QUARTILE OPERATIONS
DISCIPLINED INVESTMENTS
GROWTH WITH LOWER VOLATILITY

PREMIER REFINING PORTFOLIO
INDEPENDENTLY FOUND TO BE RESILIENT EVEN IN A CARBON-CONSTRAINED SCENARIO[1]

SIZE, SCALE AND GLOBAL REACH

high complexity coastal system with **extensive connectivity** to inland and imported crudes operational flexibility to process a wide range of feedstocks ratable wholesale supply of >1.5 million barrels per day or over 50% of our light products global operations support **optimization** of product exports one of the largest light products importers into Mexico

LOWEST COST PRODUCER WHILE ACHIEVING RELIABLE TOP QUARTILE OPERATIONS

safety and **reliability** are imperative for profitability

record 97.4% refining **mechanical availability** in 2023

access to cheap natural gas and a deep pool of skilled labor in the U.S. Gulf Coast

INVESTMENTS IN EFFICIENCY, MARKET EXPANSION AND HIGHER MARGIN CAPTURE

reducing cost and improving margin capture
- Wilmington and Pembroke cogens
- St. Charles and Port Arthur hydrocrackers
- Port Arthur coker
- Houston and St. Charles alkylation units

improving feedstock flexibility, cost and crude quality
- Diamond, Sunrise and Red River pipelines
- Connectivity in Corpus Christi
- Line 9 into Quebec
- Houston and Corpus Christi toppers

growing market share into higher netback markets
- Central Texas pipelines and terminals
- Pasadena terminal
- Expansion into Latin America with investments in Mexico and Peru

Long-term, sustainable competitive advantage


$3,529
Valero
$0

Free Cash Flow

Peer Range

Average Free Cash Flow 2012 – 2023

($ in millions)

See slides 42-44 for notes regarding this slide. See slides 45-61 for non-GAAP disclosures. Peer group includes PSX, MPC, DINO, and PBF

[1] HSB Solomon Associates concluded that under the IEA's NZE 2050 Scenario, our overall refining portfolio would be resilient. Pages 4-5 and 29-30 of our 2022 TCFD Report contain additional information on Solomon's analysis.

INVESTOR PRESENTATION | MAY 2024
Valero 6

High operational and supply flexibility coupled with low cost operations are driving profitability through-cycle Refining Segment Cash Operating Expenses Refining Segment Adjusted EBITDA Per Barrel of Throughput Per Barrel of Throughput (excludes turnaround and D&A expenses) (excludes turnaround and D&A expenses) $9.00 $18.00 $7.50 Peer Range Peer Range $3.00 $4.00 -$4.00 10-Year Average See slides 42-44 for notes regarding this slide. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 See slides 45-61 for non-GAAP disclosures. 7 Peer group includes PSX, MPC, DINO, and PBF. 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

Improving the margin capability of our portfolio through disciplined refining optimization and strategic growth projects Refining Margin Improvement Select Refining Optimization and Strategic Growth Projects ($ in billions, reflects Gross Margin) ($ in millions) $4.4 $19.1 Annual EBITDA Estimate Optimization and Strategic Projects Project IRR Estimate (at FID) (updated) (in-service date) Description at FID Large Capital Projects (≥$300) $4.3 Port Arthur Coker (2Q23) See slide 28 >50% $325 >$400 St. Charles Alky (4Q20) See slide 29 >25% $150 >$160 $10.4 Houston Alky (4Q19) See slide 29 >25% $100 >$100 Small Capital Projects (≤$50) Texas City Crude Flexibility (1Q17) See slide 43 >60% $30 >$30 Port Arthur Butane Rail Rack (3Q17) See slide 43 >30% $10 >$15 2012 Stronger System 2023 Market Optimization & St. Charles Gasoline Blender (2Q17) See slide 43 >50% $15 ~$20 Environment Strategic Growth Projects • 2012 reflects a constant refinery asset base following the acquisitions of Meraux and Pembroke • $6.3 billion of refining optimization and strategic growth project spend from 2012 to 2022 See slides 42-44 for notes regarding this slide. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 8 See slides 45-61 for non-GAAP disclosures.

Leadership in low-carbon renewable fuels underpinned by high economic returns DGD Renewable Fuels Capacity Renewable Diesel Realized Cash Flow Profile (million gallons per year) ($ in millions) (1) $2,579 million cumulative EBITDA 1,220 1,220 20 $2,600 (1) 50 $1,825 million cumulative Capex 235 235 Renewable Naphtha Cumulative EBITDA 470 DGD 1 Cumulative Capex Sustainable Aviation Fuel (SAF) DGD 2 Cumulative Capex Renewable Diesel 235 DGD 3 Cumulative Capex 730 Net Cumulative Cash Flow 30 (EBITDA less Capex) ~$158 MM (1) Capex Mix shift to 410 renewable 935 fuels should 290 275 15 drive higher 115 160 Return on ($1,900) 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Invested 2023 2013 2018 2020 2021 2022 4Q24 4Q24 DGD 1 DGD 1 DGD 1 DGD 2 DGD 3 DGD 3 St. Charles Expansion Optimization St. Charles Port Arthur Port Arthur Capital SAF I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 See slides 45-61 for non-GAAP disclosures. 9 (1) Diamond Green Diesel EBITDA and Capex reflects Valero’s 50% share.

Expanding our competitive advantage with sustainable aviation fuel (SAF)

DGD Port Arthur SAF Project

- **Large-scale SAF project** at the recently constructed DGD Port Arthur plant is expected to be completed in the fourth quarter of 2024
  - The plant will have the capability to upgrade up to 50% of its current renewable diesel production capacity to SAF, or ~**235 million gallons per year**
  - The project's **estimated cost is $315 million**, with half of that attributable to Valero
  - Project scope includes a heater, a fractionation unit to separate the SAF and renewable diesel product streams and additional product tankage
- Project is expected to **exceed our minimum return threshold** of an after-tax IRR of 25%
  - Under the Inflation Reduction Act (IRA), SAF is expected to receive a higher Clean Fuel Production Credit value than renewable diesel, resulting in **higher margin for SAF** production
- Valero is independently evaluating an **Ethanol-to-Jet** process that would convert ethanol from our ethanol plants that have carbon sequestration capability to SAF



INVESTOR PRESENTATION | MAY 2024

See slides 42-44 for notes regarding this slide.

Valero 10

Developing economic paths to further reduce the carbon intensity of our ethanol business

- Connecting to Summit Carbon Solutions' **large-scale carbon capture and storage project**
  - Valero is expected to be a shipper with eight ethanol plants connected to the carbon capture system, representing approximately 1.1 billion gallons per year of ethanol production capacity
  - Expected to capture approximately 3.1 million metric tons of CO_2 annually
- Evaluating **additional** Carbon Sequestration **opportunities**
  - Developing stand-alone projects at certain ethanol plants east of the Mississippi River for carbon sequestration on-site
- Valero is independently evaluating **additional SAF production** through an **Ethanol-to-Jet** process
  - Uniquely positioned as the world's second largest corn ethanol producer and a global leader in the production and marketing of jet fuel



45Q Tax Credit and LCFS Value
($ per gallon)
Estimated Upper Range Value
$0.26
Average Ethanol Segment Adjusted EBITDA per gallon (2009-2023)
~$0.25
Up to ~$0.30 to ~$0.50
~$0.55 to ~$0.75
45Q Tax Credit (1)
LCFS (2)
45Q + LCFS



NORTH DAKOTA
SOUTH DAKOTA
MINNESOTA
NEBRASKA
IOWA
SEQUESTRATION SITE
PROPOSED PIPELINE
VALERO ETHANOL PLANTS
AURORA
WELCOME
LAKOTA
CHARLES CITY
HARTLEY
FORT DODGE
ALBERT CITY
ALBION
Map is indicative only.

See slides 45-61 for non-GAAP disclosures.
(1) Based on $85 per metric ton 45Q tax credit.
(2) Based on $100 to $150 per metric ton carbon price.

INVESTOR PRESENTATION | MAY 2024
11

Refining business generates significant cash to support growth and stockholder returns Sources and Uses of Cash – Cumulative: December 31, 2014 to December 31, 2023 ($ in billions) Sources of Cash Uses of Cash ($21.0) $0.7 $54.4 Sustaining capital ($12.8) Growth capital ($6.9) Acquisitions ($1.2) ($30.3) Dividends ($12.3) Buybacks ($18.0) $5.4 $3.7 ($2.2) Cash and Cash Equivalents Net Cash Provided by Other Financing Capital Investments Stockholder Returns Other Cash and Cash Equivalents December 31, 2014 Operating Activities Activities Attributable to Valero December 31, 2023 I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 See slides 45-61 for non-GAAP disclosures. Totals may not crossfoot due to rounding. 12

Disciplined capital allocation is a constant in our strategy

1 Maintain a Strong Balance Sheet

Maintain an investment grade credit rating

Target 20% to 30% net debt-to-cap ratio

2 Non-discretionary

Sustaining Capex

- Target approximately $1.5 billion annually
- Key to safe and reliable operations

Dividend

- Commitment to stockholders
- Targeting a sustainable and growing dividend with a payout that is at the high end of our peer group

3 Discretionary

Growth Capex

- 25% after-tax IRR hurdle rate for projects
- Refining projects focused on operating cost control, market expansion and margin improvement
- Low-carbon fuels expansion

Acquisitions

- Evaluate versus alternative uses of cash

Buybacks

- Commitment to a through-cycle minimum annual payout ratio between 40% to 50% of adjusted net cash provided by operating activities
- Stock buyback program consists of ratable and opportunistic purchases



See slides 42-44 for notes regarding this slide.

INVESTOR PRESENTATION | MAY 2024
Valero 13

Steady investments to maintain our asset base and enhance the margin capability of our portfolio

Annual Capital Investments Attributable to Valero

($ billion)



Sustaining
Growth
5-year average:
(2019-2023)
$1.3
$0.7
$3.4
$1.8
$1.5
$2.8
$1.4
$1.4
$2.7
$1.5
$1.2
$2.4
$1.0
$1.5
$2.0
$0.6
$1.4
$2.2
$0.9
$1.3
$2.6
$0.7
$1.9
$2.6
$0.9
$1.7
$2.0
$0.9
$1.1
$1.8
$0.7
$1.1
$2.3
$0.9
$1.3
$1.8
$0.3
$1.4
$2.0
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024E

Growth Capital Investments Attributable to Valero



Low-Carbon
Other Growth
2024E
~50%
of growth capital allocated to low-carbon growth projects
2020 – 2023
~50%
of growth capital spent on low-carbon growth projects

Sustaining Capex as a percentage of Depreciation and Amortization



>100%
Steady investments to improve portfolio efficiency
55%
2012
2023

Expanding our long-term competitive advantage with investments in **economic low-carbon fuels**



Increased **Renewable Diesel** production

Increased **Renewable Naphtha** production

Advancing **Sustainable Aviation Fuel (SAF)**

Advancing **Renewable Propane**

Developing **Renewable Hydrogen**

Increasing **Fiber Cellulosic Ethanol** production

Evaluating additional **Carbon Sequestration** opportunities

Sustaining includes costs for turnarounds and catalysts and regulatory compliance. Growth includes joint-venture investments but excludes acquisitions. Sustaining and growth excludes 50% of DGD's sustaining and growth capex attributable to the other joint venture member and those related to other variable interest entities. Low-carbon reflects DGD and other low-carbon projects. See slides 45-61 for non-GAAP disclosures. Totals may not crossfoot due to rounding.

INVESTOR PRESENTATION | MAY 2024

Valero 14

Delivering on our commitment of cash returns to stockholders (1) Stockholder Returns ($ in billions) Payout Ratio $6.6 184% Buybacks Buybacks $6.1 Dividends Dividends $5.2 $3.7 $4.6 $3.1 $2.6 $2.4 $2.3 65% 63% 60% $2.8 56% $1.7 54% $1.9 47% $1.8 50% $1.4 $0.8 45% $1.6 $1.3 $1.4 $0.2 31% 30% $1.3 $0.6 $0.9 $1.6 $1.6 $1.6 $1.5 $1.5 11% $1.4 $1.2 $1.1 $0.3 $0.8 $0.6 $0.5 $0.4 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 See slides 42-44 for notes regarding this slide. See slides 45-61 for non-GAAP disclosures. Totals may not crossfoot due to rounding. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 15 (1) Effective 2023, buybacks include a newly assessed 1% excise tax. Accordingly, 2023 includes a $52 million excise tax.

Delivering cash returns through sustainable dividend growth and discretionary buybacks Shares Outstanding (in millions; as a percentage of 2012) Annual Dividend Per Share $4.28 $4.08 $3.92 $3.92 $3.92 552; $3.60 100% 536; 97% Dividend Per Share $3.20 514; 41% reduction in CAGR since 2012 vs. shares outstanding 93% (2)(3) Peers since 2012 $2.80 (3) Peer Range 473; $2.40 17% 86% 452; 82% 434; $1.70 79% 418; 409; 76% 408; 409; 74% 74% 74% $1.05 $0.85 372; $0.65 67% 333; 0% 20% reduction in 60% shares outstanding 327; since 2021 CAGR since 2012 59% (1) (2) 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 (1) 2024 shares outstanding as of April 19, 2024. (2) 2024 dividend per share annualized based on most recent quarterly dividend. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 16 (3) Peer group includes PSX, MPC, DINO, and PBF.

Demonstrated lower volatility in earnings and free cash flow Volatility S&P 500 Free Cash Return Profile Average Free Cash Flow 2012 – 2023 2012 – 2023 2012 – 2023 Valero has Peer Range demonstrated VLO 10% higher Materials 8% 10% $3,529 average free Refining Peers 7% cash flow and Energy 5% lower Financials 5% volatility in Utilities 5% earnings Industrials 4% Technology 4% Consumer Discretionary 4% Real Estate 4% $0 0% Communication Services 4% Oil Majors 4% 122% 75% 119% $ Millions % of Average Free Cash Adjusted EBITDA Health Care 3% Market Cap Flow EPS Consumer Staples 2% Average TTM Free Cash Flow as a % of Average Market Cap Source: Bloomberg and company reports. Refining peers include PSX, MPC, DINO, and PBF. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 17 See slides 42-44 for notes regarding this slide. See slides 45-61 for non-GAAP disclosures.

Disciplined allocation of capital and execution of our strategy is delivering higher return on investment

ROIC Including Amounts Attributable to the Other Joint Venture Members


18%
Peer Range
17%
16%
10%
10-Year Average
5-Year Average

Adjusted Return on Equity (ROE) Attributable to Valero


25%
Peer Range
20%
18%
5%
10-Year Average
5-Year Average

- Premier Refining portfolio independently found to be resilient even in a carbon-constrained scenario
- Lowest cost producer
- Growth through innovation in economic low-carbon fuels
- Committed to stockholder returns with a through-cycle minimum annual target payout ratio of 40% to 50%
- Comprehensive roadmap to reduce emissions through economic investments in Board-approved projects

See slides 45-61 for non-GAAP disclosures. Peers include PSX, MPC, DINO, and PBF.

INVESTOR PRESENTATION | MAY 2024
Valero 18

Appendix contents Topic Slide VLO guidance 20 Global scale with concentration in advantaged U.S. Gulf coast 21 Crude supply advantage in the U.S. Gulf coast and Mid-Continent 22 Global optimization of operations, ratable global wholesale supply and product exports 23-26 Completed projects 27-30 U.S. Natural gas cost advantage 31 Reliability and safety 32 Low-carbon fuels 33-35 Refining capacity and Nelson Complexity Index 36 Valero’s logistics assets 37 Electric vehicle (EV) emissions 38-39 Environmental, social and governance (ESG) 40-41 Notes 42-44 Non-GAAP disclosures 45-61 I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 19

VLO guidance (1) 2Q24 • Throughput (MBPD) – U.S. Gulf Coast 1,790 to 1,840 – U.S. Mid-Continent 410 to 430 – North Atlantic 430 to 450 – U.S. West Coast 245 to 265 • Refining cash operating expense per barrel of throughput $4.55 • Ethanol – Production (millions of gallons per day) 4.5 – Operating expense per gallon of production $0.38 • Cash opex $0.33 • Non-cash opex $0.05 • Depreciation and amortization expense ($MM) $710 • Net interest expense ($MM) $140 (1) Full Year 2024 • Renewable Diesel – Sales volume (million gallons) 1,200 – Operating expense per gallon of sales $0.45 • Cash opex $0.27 • Non-cash opex $0.18 • General and administrative expense ($MM) $975 • Annual capital investments attributable to Valero ($MM) ~$2,000 (1) Unless otherwise stated, guidance as provided on the 1Q24 earnings call and is included here for informational purposes only. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 20

Global scale with concentration in advantaged U.S. Gulf Coast 2.7 mmbpd Refining Capacity (mbpd, % of overall crude capacity) U.S. West Coast CANADA 230 UNITED 9% North Atlantic KINGDOM 440 IRELAND 16% 1,534 U.S. Gulf Coast 461 58% 17% U.S. Mid-Continent UNITED STATES (1) Gulf Coast Refining Capacity (mbpd, % of overall crude capacity) 1,534 PERU 58% 1,228 WHOLESALE MARKETING PRESENCE 42% BRANDED WHOLESALE PRESENCE VALERO REFINERIES 529 VALERO ETHANOL PLANTS 29% 185 VALERO TERMINALS 18% 0 DIAMOND GREEN DIESEL U.S. RENEWABLE DIESEL WHOLESALE PRESENCE VLO MPC PSX PBF DINO MEXICO (1) CDU capacity from EIA data and company reports. PIPELINES See slide 36 for Valero’s capacity and Nelson complexity by refinery. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 21

Crude supply advantage in the U.S. Gulf Coast and Mid-Continent


Local Crude Gathering
Navigator
Glass Mountain
Cushing
McKee
NuStar
Cushing-McKee Connection
Centurion Pipeline
Basin
Red River Pipeline
Diamond Pipeline
Memphis
Collierville Crude System
ETCOP
Capline
Childress Station
NuStar
Hewitt
Ardmore
Wasson
To Nederland
Pipeline
Centurion
Sunrise Pipeline
Wichita Falls
Colorado City
Midland
EPIC
Gray Oak
McCamey
Cactus
Eagle Ford:
Harvest Pipeline
EOG Pipeline
Permian:
Cactus Pipeline
Gray Oak
Local Crude Gathering
Three Rivers
NuStar
NuStar Oakville Terminal
Taking advantage of Permian crude with investments in Corpus Christi
NuStar
Corpus Christi West and East
Cactus
Cactus II
Gray Oak
NuStar North Beach
EPIC
Crude Export Dock
Crude Export Tankage
Blue lines and terminals represent Valero ownership interest.

Valero U.S. Gulf Coast Feedstock Ranges

(quarterly averages)


54%
34%
34%
23%
17%
17%
6%
8%
Heavy Sour
Medium / Light Sour
Sweet
Residuals

Valero's refineries have operational flexibility to **process a wide range of feedstocks** and access to a deep pool of **skilled labor** in the U.S. Gulf Coast

Source: VLO quarterly data from 2012 through 2023. See slides 42-44 for notes regarding this slide.


Valero

INVESTOR PRESENTATION | MAY 2024

22

Operational flexibility and refinery optimization provide competitive advantage

- VLO has demonstrated a wider range of yields for gasoline, kerosene, jet fuel, and diesel versus the industry
- Our operational flexibility and optimization to quickly shift light product yields as market conditions signal move from “max gasoline” to “max distillate” enables higher margin capture
- Flexibility, along with operational reliability, provides a competitive advantage during periods of higher volatility


Refinery Product Yield Ranges
(monthly averages)
VLO
Industry
59%
42%
51%
41%
12%
2%
11%
4%
40%
23%
38%
27%
Finished Gasoline
Kerosene / Jet
Diesel

Source: VLO and EIA industry refinery yields from 2012 through 2023.



INVESTOR PRESENTATION | MAY 2024
Valero 23

Growing a ratable global wholesale supply business Stable branded and unbranded demand through an extensive marketing network Rack blending Valero’s Global Wholesale Volumes million barrels per (% of total light products production, mbpd) partially offsets our day of ratable >1.5 RVO compliance wholesale supply (1) (2) (3) U.S. Europe and Canada Latin America costs 59% 54% 51% 1,533 50% 51% 47% 50% 49% 49% 62% 1,390 52% 1,310 1,292 48% 1,246 Mexico wholesale 1,211 1,198 1,195 1,199 1,174 1,130 1,040 business supported of our light by a growing, products >50% flexible logistics production supply system 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 outlets carry our ~7,000 brand names (1) U.S. volumes exclude jet rack sales. (2) Europe and Canada volumes include jet fuel. (3) Peru volumes include jet fuel. See slides 42-44 for notes regarding this slide. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 24

Product shortages Competitive global light products supply in Latin America, Eastern Canada, Europe, and VLO U.S. Product Exports (thousand barrels per day) Africa expected to Gasoline Distillate drive U.S. export 354 demand growth 256 98 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Latin America Refining Runs (million barrels per day, % of crude processing capacity) 6.6 7 6.4 100% 6.1 5.9 6.0 5.9 5.6 6 90% 5.1 4.7 4.6 4.5 5 4.3 4.2 82% 4.0 80% 79% 79% 3.7 78% 77% 77% 4 72% 70% 3 65% 62% 60% 60% 61% 2 56% 56% 55% 50% 1 50% Distillate 0 40% Gasoline 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Source: Industry consultants. See slides 42-44 for notes regarding this slide. Totals may not crossfoot due to rounding. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 25

Expansion of supply chain to high demand Investing to grow product exports growth markets provides a ratable into higher netback markets product outlet and improves margin Advantaged Refineries and Logistics U.S. Product Exports capture MCKEE (12-month moving average, mbpd) PORT UNITED EL PASO ARTHUR ST. CHARLES TEXAS CITY STATES Other MERAUX THREE RIVERS HOUSTON CHIHUAHUA Europe CORPUS CHRISTI NUEVO (EAST AND WEST) LAREDO MONTERREY Canada HARLINGEN ALTAMIRA Other Latin America GUADALAJARA MEXICO CITY Mexico VERACRUZ MEXICO PUEBLA Exports PATSA to Latin America make up 83% of total U.S. product PAITA VALERO REFINERIES exports PERU (1) TERMINALS CALLAO PIPELINES SHIPS 2009 2011 2013 2015 2017 2019 2021 2023 (1) Reflects Valero’s current and anticipated future terminals (owned or leased). (2) Total Gasoline and Diesel Source: DOE Petroleum Supply Monthly data through 2023. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 (2) 26 Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE and other oxygenates).

Investing to improve access to North American crude and lower refinery operating cost structure

GROWTH PROJECTS FOCUSED ON OPTIMIZATION AND MARGIN CAPTURE

Completed **Diamond Pipeline** project with 200 MBPD capacity **connecting Memphis to Cushing** and **Sunrise Pipeline** 100 MBPD undivided interest **connecting Midland to Wichita Falls**	Provides **additional Mid-Continent crude access** to our McKee, Ardmore and Memphis refineries	**Improves** crude oil **supply flexibility, efficiency** and **blend quality**
Red River Pipeline 74 MBPD undivided interest **connecting Ardmore to Cushing**	Provides **additional Mid-Continent crude flexibility** to the Ardmore refinery	
Navigator **Glass Mountain Pipeline Connection** with 50 MBPD capacity **connecting McKee to Cushing**	**Reversal and extension** in service 2021 Provides **Mid-Continent crude flexibility and security of supply** to the McKee refinery	

GROWTH PROJECTS FOCUSED ON COST CONTROL AND MARGIN EXPANSION

Wilmington cogeneration ($110 MM cost) unit started up in 2017	**Pembroke cogeneration** unit ($170 MM cost) started up in 2021	Expect to **reduce costs and improve supply reliability** for power and steam


Diamond and Sunrise Pipelines
Diamond Pipeline


Cogeneration Plants
Wilmington Cogeneration Plant

INVESTOR PRESENTATION | MAY 2024
Valero 27

Investing to improve margins and light product yields

Port Arthur Coker

- **55 MBPD delayed coker and sulfur recovery unit** was started up in the second quarter of 2023
- Creates two independent CDU-VDU-coker trains, which should **improve turnaround efficiency** and **reduce maintenance-related lost margin opportunity**
- Design enables **full utilization of existing CDU** capacity, **reduces VGO purchases**, and **increases heavy sour crude and resid processing capability** and **increases diesel** product yield
- Estimated **$325 MM annual EBITDA contribution** at FID mid-cycle prices

Project provides additional crude flexibility

Incremental Feedstock & Product Ranges (MBPD)	
Feedstocks	
	Ranges
Crude Oil	50 – 100
Coker Feed (Resid)	20
VGO	(30) – (50)
Products	
LPG	1 – 4
Naphtha	0 – 3
Gasoline	0 – 15
Diesel	25 – 45


Port Arthur Delayed Coker Unit

INVESTOR PRESENTATION | MAY 2024

See slides 42-44 for notes regarding this slide.

Valero 28

Investing to upgrade product value

Houston and St. Charles Alkylation Units

- **Octane demand expected to grow** due to Tier 3 sulfur regulations and CAFE standards
- Abundant, low cost North American NGL supply provides advantage for Gulf Coast capacity additions
- Both units **upgrade low value isobutane and amylenes into high value alkylate**
  - High octane, low vapor pressure component enables the blending of incremental butane and low octane naphtha

13 MBPD **Capacity at Houston** refinery
($300 MM cost) started up in 2019

17 MBPD **Capacity at St. Charles** refinery
($400 MM cost) started up in 2020


Houston Alkylation Unit

INVESTOR PRESENTATION | MAY 2024

Valero 29

Investing to supply higher demand markets and expand product export and biofuels blending capabilities

Central Texas pipelines and terminals to supply **high-growth refined products market**

- Started up in 2019
- Approximately 205 miles of pipe[(1)], 960,000 barrels of total storage capacity and a truck rack

Pasadena refined products terminal joint venture

- Completed in 2020
- **5 MM barrels of storage capacity** with butane blending, two ship docks and a three-bay truck rack

Projects **improve product margins**, reduce secondary costs, provide opportunity for third-party revenues, and increase capability for biofuels blending


Texas
WILLIAMSON COUNTY
HEARNE
Austin
HOUSTON


Pasadena Terminal

Extending product supply chain in **Central Texas** and the **U.S. Gulf Coast**

(1) Valero owns ~70 mile pipeline from Hearne to Williamson County and 40% undivided interest in 135 mile pipeline from Houston to Hearne.

INVESTOR PRESENTATION | MAY 2024
Valero 30

U.S. natural gas provides operating expense and feedstock cost advantages for U.S. Refiners Historical: 2019 Natural Gas Impact Current: 2023 Natural Gas Impact ($ per barrel of throughput) ($ per barrel of throughput) $3.87 ~$1 per barrel ~$3.20 per barrel U.S advantage versus U.S. advantage Europe versus Europe $1.50 $0.76 $0.68 U.S. Europe U.S. Europe Natural Gas Prices ($ per million Btu) Europe U.S. Jan 20 Mar 20 May 20 Jul 20 Sep 20 Nov 20 Jan 21 Mar 21 May 21 Jul 21 Sep 21 Nov 21 Jan 22 Mar 22 May 22 Jul 22 Sep 22 Nov 22 Jan 23 Mar 23 May 23 Jul 23 Sep 23 Nov 23 Jan 24 Mar 24 See slides 42-44 for notes regarding this slide. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 31

Investments in reliability have contributed to Reliability and safety are imperative for profitability operations excellence In 2023, our Tier 1 Process Safety Event rate matched our best-ever performance Personnel Safety Tier 1 Process Safety (Annual) Valero Employee & Contractor Industry 0.90 0.16 0.60 0.68 0.30 0.05 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 In 2023, Valero set a record in Refinery Mechanical Availability 97.4% 97.5% 97.0% 96.5% 96.0% 95.5% 95.0% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 See slides 42-44 for notes regarding this slide. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 32 Total Recordable Incident Rate (TRIR) Process Safety Event Rate

Global low-carbon fuel policies driving demand growth for renewable diesel


Active Low-carbon Mandates
Low-Carbon Mandates Under Development
Diesel Demand In Select Markets(1)
~7,300
5,750
990
565
RD and BD Consumption(1)
~500
330
145
20
EU & UK
Canada
Select U.S.
(thousand barrels per day)

	2030 GHG Emissions Reduction Target	Net-zero GHG Emissions Target	Primary Transportation Fuel Policy Mechanism	2030 Transportation Fuels Goal
California	40%	Net-zero by 2045	Low Carbon Fuel Standard (LCFS)	Reduce the carbon intensity of transportation fuels by at least 20%
Canada	40 to 45%	Net-zero by 2050	Clean Fuel Regulations (CFR)	Reduce the carbon intensity of transportation fuels by 15%
EU	55%	Net-zero by 2050	Renewable Energy Directive III (RED III)	Replace 29% of transport fuels with renewable energy, or reduce sector GHG intensity by 14.5%
UK	68%	Net-zero by 2050	Renewable Transport Fuel Obligation (RTFO)	Replace 19% of transport fuels with renewable fuels
Other Policies in Place	• Oregon's Clean Fuels Program requires a 20% carbon intensity reduction by 2030 and a 37% reduction by 2035 • Washington State's Clean Fuel Standard requires a 20% carbon intensity reduction by 2034 • New Mexico enacted a Clean Fuel Standard in 2024, for implementation in 2026 • British Columbia's LCFS requires a 30% carbon intensity reduction by 2030 • Norway has a biofuel blending mandate for diesel of 40% by 2030 • Sweden currently has a diesel GHG reduction requirement of 66% by 2030 • Finland aims for 34% of transport fuels to be biofuels by 2030			
Potential Policies	• Hawaii, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York, Nevada and Vermont are considering low-carbon fuel programs			

Up to 80% reduction in life cycle GHG emissions

Cost-effective fuel that can be used with existing vehicles

Drop-in fuel that does not require infrastructure investments

Source: DOE, agency websites, industry consultants and Valero estimates.
(1) 2022 diesel demand, inclusive of biofuels, and 2022 Renewable Diesel (RD) and Biodiesel (BD) consumption in Canada, EU, UK, and U.S. states with mandates in place or in consideration (CA, OR, WA, NM, HI, IL, MA, MI, MN, NJ, NY, NV, and VT).

INVESTOR PRESENTATION | MAY 2024
Valero 33

Applying our Our competitive advantage with refining and Diamond Green Diesel (DGD) liquid fuels DGD is Designed to Process Low-carbon manufacturing Feedstocks for Higher Product Value expertise to LCFS Carbon Intensity (g CO e / MJ) 2 $0.79 LCFS credit value ($ per gallon) $0.71 $0.65 $0.35 88 optimize our 81 58 renewable 32 27 20 diesel Used Cooking Oil Distillers Corn Oil Animal Fats Soybean Oil Grid Electricity Diesel business Higher EBITDA Margin Valero (DGD) (adjusted EBITDA per gallon) Renewable Diesel Peer1 $2.34 $2.25 $2.25 $2.19 $2.18 Renewable Diesel Peer2 DGD $2.07 Average $1.62 $1.58 $1.53 $1.62 $1.36 $1.13 $1.12 $1.09 $1.37 $1.01 $0.95 $0.93 $0.82 Peer1 $0.47 Average ($0.03) ($0.54) 2015 2016 2017 2018 2019 2020 2021 2022 2023 Source: Company reports and California Air Resources Board LCFS reports. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 34 See slides 42-44 for notes regarding this slide. See slides 45-61 for non-GAAP disclosures.

Operations Outlook Ethanol • 12 plants with 1.6 billion gallons annual • Ethanol will remain a significant part of the production capacity domestic fuel mix o Dry mill production process, where corn is • Global renewable fuel mandates should drive U.S. Fuel Ethanol Exports ground into flour and mixed with water export growth, such as Canada’s new CFR (mbpd) before fermentation regulation Rest of Industry Valero o Efficient plants with scale, located in the 112 • Executing carbon sequestration projects 96 corn belt 94 91 88 88 25 82 o 45Q Tax Credit provides economic incentive 76 20 o Operational best practices transferred from 19 26 19 24 21 13 55 54 o LCFS provides higher value for the lower refining carbon intensity ethanol 87 77 72 o Increasing production of lower carbon 69 68 64 64 61 53 51 • Evaluating conversion of low-carbon intensity intensity fiber cellulosic ethanol ethanol to SAF 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 • Cost advantaged versus the industry Totals may not crossfoot due to rounding. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 35 Source: U.S. Energy Information Agency (EIA) through December 2023.

Majority of refineries designated as VPP Star Sites by OSHA, recognizing Our refining capacity and Nelson exemplary occupational safety, Complexity Index process safety and health programs (1) Capacities (mbpd) Nelson Complexity (1) Refinery Throughput Crude Index (2) Corpus Christi 370 290 14.4 Houston 255 205 8.0 Meraux 135 125 9.7 Port Arthur 435 385 13.7 St. Charles 340 215 17.4 Texas City 260 225 11.1 Three Rivers 100 89 13.2 (3) U.S. Gulf Coast 1,895 1,534 12.9 Ardmore 90 86 12.1 McKee 200 195 8.3 Memphis 195 180 7.9 (3) U.S. Mid-Continent 485 461 8.9 Pembroke 270 210 10.1 Quebec City 235 230 7.7 (3) North Atlantic 505 440 8.8 Benicia 170 145 16.1 Wilmington 135 85 15.8 (3) U.S. West Coast 305 230 16.0 (3) Total 3,190 2,665 11.8 (1) Capacities and Nelson complexity indices as of April 2024. (2) Represents the combined capacities of two refineries—Corpus Christi East and Corpus Christi West. (3) Weighted average. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 36

Pipelines[(1)]

Racks, Terminals and Storage[(1)]

Rail

Marine[(1)]

Valero’s logistics assets

- **Over 3,000 miles of active pipelines**
- Central Texas Pipeline started up in 2019
- Sunrise Pipeline expansion started up in 2018

- **Over 130 million barrels** of active **shell capacity** for crude oil and products
- **Over 200 truck** rack **bays**
- Pasadena terminal completed in 2020

- **Approximately 5,200 railcars**
- Expected to serve long-term needs of ethanol, asphalt, aromatics, and other products

- **Over 50 docks**
- **Two Panamax class vessels** (joint venture)

[(1)] Includes assets that have other joint venture or minority interests. Does not include ethanol assets.

INVESTOR PRESENTATION | MAY 2024
Valero 37

A vehicle running on renewable diesel emits fewer emissions than an electric vehicle


RENEWABLE DIESEL
A DROP-IN FUEL

U.S. Light-Duty Vehicle Life Cycle Emissions

2022 Southwest Research Institute Study


g CO_2/mile
"Zero emissions" vehicles are not zero emissions
Electricity / Fuel Emissions
Embedded Emissions
300
250
200
150
100
50
0
25% fewer emissions than an EV
Battery Electric Vehicle
Diesel Engine with Renewable Diesel (waste oil based)

U.S. Heavy-Duty Long-Haul Vehicle Life Cycle Emissions

2022 Southwest Research Institute Study


Tons CO_2
Battery Electric Vehicle
Diesel Engine with Renewable Diesel
1,600
1,400
1,200
1,000
800
600
400
200
0
60% fewer emissions than an EV after 1,000,000 miles traveled
Embedded Emissions (zero miles traveled)
500,000 Miles Traveled
1,000,000 Miles Traveled

A single light-duty vehicle running on renewable diesel emits **10 tons less CO_2 emissions** than an electric vehicle, an amount equal to planting **165 trees***

A single heavy-duty long-haul vehicle running on renewable diesel emits **858 tons less CO_2 emissions** than an electric vehicle, an amount equal to planting **14,187 trees***

*Estimated based on EPA's GHG Equivalencies calculator for urban tree seedlings grown for ten years.

See slides 42-44 for notes regarding this slide.

INVESTOR PRESENTATION | MAY 2024

Valero® 38

Electric Vehicle (EV) myth: zero emissions

Myth: Zero Emissions



Fact: significant emissions from EV life cycle



Mining/Extraction
Cobalt & Rare Earth Processing
Manufacturing EVs
Power Generation
CO2
CO2
CO2
CO2

- Life cycle emissions from EVs are significant from mining raw materials to fabrication to delivery to the showroom
  - Two times as much CO_2 emissions are generated compared to cars fueled by gasoline
  - Before it leaves the showroom, 12 tons of CO_2 emissions have already been generated vs. 6 tons of CO_2 emissions from cars fueled by gasoline
- 25 tons of CO_2 emissions are needed to make an EV that can drive a similar range as a car fueled by gasoline
- *"The problem is that batteries are big and heavy. The more weight you're trying to move, the more batteries you need to power the vehicle. But the more batteries you use, the more weight you add—and the more power you need. Even with big breakthroughs in battery technology, electric vehicles will probably never be a practical solution for things like 18-wheelers, cargo ships, and passenger jets. Electricity works when you need to cover short distances, but we need a different solution for heavy, long-haul vehicles"* – GatesNotes
- Southwest Research Institute Ted Talk, presented by Graham Conway

Embedded CO_2 Emissions
(zero miles traveled)



Tons CO2
12
10
8
6
4
2
Car Fueled by Gasoline
Battery Electric Vehicle
2x higher emissions
from mining raw materials to fabrication to delivery

Before it leaves the showroom, an EV emits twice the CO_2 emissions compared to a car fueled by gasoline

INVESTOR PRESENTATION | MAY 2024
Valero 39

A commitment to environmental stewardship, beyond regulations

E ENVIRONMENTAL

Reducing, Reusing, Recycling, and Repurposing

Refining

Flare-gas recovery systems has resulted in recent years in more than **96% flaring-free** operations

Recycled more than 16 times the amount of fresh water consumed in refining operations in 2023

Real-time air quality screenings are conducted at **refineries** and **fenceline communities**

Refinery energy intensity has **declined by more than 12%** since 2012 through 2023 with capital investments, including **flare-gas recovery and other efficiency projects**

Low-carbon Fuels

Renewable diesel **reduces life cycle GHG emissions up to 80%**(1)(2)

High-octane low-carbon fuel, ethanol reduces **life cycle GHG emissions by at least 30%**(2)

A drop-in fuel, renewable diesel is primarily produced from **used cooking oil**, **animal fats** and **inedible corn oil**

Cellulosic ethanol: Using **enzymes to convert fiber** into fuel further reduces carbon intensity to **high 20s**

Carbon Capture

Our Port Arthur refinery became **the first industrial site** in the U.S. to **host a large scale carbon capture project** in 2013, with **more than 1 million metric tons captured each year**

Participating as a shipper on Summit's proposed **carbon capture pipeline** connecting to eight of our **ethanol plants**, **reducing** the **carbon intensity** of our ethanol **by more than 40%**

ESG Disclosures

- **Annual ESG Report**, including **SASB** report, **GHG emissions Scope 1 and 2** and **Scope 3 Intensity**, and **independent verification**
- **2022 TCFD Report**, including **independent assessment** of Valero's **resiliency** under IEA's Net Zero by 2050 Scenario and value chain analysis of Scope 3 emissions

See details at Valero.com > Investors > ESG

See slides 42-44 for notes regarding this slide.

(1) 100% used cooking oil feedstock results in a carbon intensity score of 20 under California's LCFS program.

(2) Versus the comparable petroleum based fuel.

INVESTOR PRESENTATION | MAY 2024

Valero 40

Sharing our success with the communities where we operate with strong governance and ethical standards

S SOCIAL

Human Capital Management

Matched best year ever for Tier 1 Process Safety in 2023

Ensuring a **best-in-class work environment**

Providing **competitive pay and benefits** that reward innovation, ingenuity and excellence

- **$233,331** total median employee pay[1]
- Top 10 compensation ranking in the S&P 500[2]
- **$1.3 billion** global direct compensation in 2023

Board provides **oversight** on human capital, compensation, leadership development, and succession planning

Community Investments

More than $77 million generated in 2023 for economically disadvantaged communities to support access to:

- Education & Workforce Development
- Healthcare
- Food Security
- Housing & Basic Needs

G GOVERNANCE

Board of Directors
(refers to nominees as per 2024 proxy statement)

7 of 11 directors represent diversity of race or gender

4 of 11 are women

9 members are independent

5 new independent directors since 2016

4 fully independent committees, including a **Sustainability and Public Policy Committee**

Sustainability Risks

Our **Board of Directors** provides responsible **oversight** of risks related to

- Climate
- Health and safety
- Sustainability
- Social, community and public policy initiatives
- Political activities
- Compliance
- Cybersecurity

Executive Compensation Alignment with HSE, Sustainability and Climate

All-Employee Bonus



40%
20%
40%
Financial
Operational
Strategic
ESG Efforts & Improvement
Stockholder Returns
Capital Discipline
Operational Excellence
Organizational Excellence

Performance Shares

In addition to TSR, an **Energy Transition performance measure** modifies performance shares, incorporating:

- Progress towards our GHG reduction/displacement targets
- Percentage of growth capital deployed for low-carbon initiatives

See slides 42-44 for notes regarding this slide.

[1] See page 85 of Valero's 2024 proxy statement.

[2] McAllister, K., Rattner, N., Francis, T., June 29, 2023, Want a job that pays $200,000? See how much the biggest companies pay. The Wall Street Journal.

INVESTOR PRESENTATION | MAY 2024
Valero 41

Notes Payout Ratio Payout Ratio is the sum of dividends and stock buybacks, including a 1% excise tax that commenced in 2023, divided by adjusted net cash provided by operating activities. Adjusted net cash provided by operating activities excludes changes in working capital and 50% of DGD’s operating cash flow (excluding the changes in its working capital) attributable to the other joint venture member. Light Products Light products is the combined volume of gasoline and distillate. Gasoline volume includes blendstocks and distillate volume includes ULSD, jet fuel, kerosene, and ULSK. Slides 4, 5, 40, and 41 Valero’s 2023 ESG Report can be accessed on the ESG page of the Valero’s investor relations website at Investorvalero.com. Further detail on our GHG emissions reduction disclosures can be found on pages 16, 17, 76-78 of the 2023 ESG Report. Disclosures related to safety, low-carbon projects, environmental matters, community, people and governance, as well as our SASB report can be found in the 2023 ESG Report. Pages 4- 5 and 29-30 of our 2022 TCFD Report contain additional information on the independent third-party analysis, and the notes near the end of our 2022 TCFD Report contain additional information on our value chain analysis. Slides 6 and 17 Free cash flow is defined as net cash provided by operating activities less capital expenditures of VLO and DGD, deferred turnaround and catalyst cost expenditures, investments in joint ventures, and changes in current assets and liabilities. Average free cash flow reflects 2012 through the most recent annual filing. Average free cash flow as a percentage of market cap for PBF reflects years 2013 to 2023 due to its December 2012 IPO. Volatility expressed as coefficient of variance, or the standard deviation divided by the mean, of the respective metric on a quarterly basis from the first quarter of 2012 through the fourth quarter of 2023. EBITDA is net income (loss) before depreciation and amortization expense, “interest and debt expense, net of capitalized interest”, income tax expense (benefit), and income (loss) from discontinued operations. Refining peer group includes PSX, MPC, DINO, and PBF. Oil majors include XOM, CVX, COP and EOG. Slides 8 and 28 Amounts shown for annual EBITDA represent targeted or estimated EBITDA growth or contribution. Valero is unable to provide a reconciliation of such forward-looking measures because certain information needed to make a reasonable forward-looking estimate and reconciliation is difficult to estimate and dependent on future events, which are uncertain or outside of its control, including with respect to unknown financing terms, project timing and costs, and other potential future variables that are not known or reasonably estimable at this time. Accordingly, a reconciliation is not available without unreasonable effort. Such forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions. Amounts shown for stronger market environment and system optimization & strategic growth projects under the refining margin table reflect the estimated impact of revenue net of costs of goods sold. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 42

Notes Slide 8 Texas City Crude Flexibility: Upgraded crude receipt and tankage logistics to increase the number of crude segregations and allow import and processing of discounted crude oils. Port Arthur Butane Rail Rack: Added railcar LPG loading and unloading rack, associated rail track, and LPG tankage at Port Arthur refinery to allow import of excess butane from some of our other refineries during summer months for storage at Fannett Wells and export of butane during the winter months. Import / export allows capture of seasonal arbitrage and avoids third party storage or sales. St. Charles Gasoline Blender: Installed a state-of-the-art gasoline blend system with online analyzers for blend optimization. Project provides the capability to blend additional grades (RBOB and export grades) and minimizes gasoline quality (octane, RVP) giveaway. Slide 10 DGD expects to produce synthetic paraffinic kerosene (SPK), a renewable blending component, using the Hydrotreated Esters and Fatty Acids (HEFA) process. SPK is also commonly referred to as “SAF” or “neat SAF.” Current aviation regulations allow SPK to be blended up to 50 percent with conventional jet fuel for use in an aircraft. This blend is commonly referred to as “SAF” or “blended SAF.” This document refers to both SPK and blended SAF as SAF. Slide 13 Targeted net debt-to-cap ratio based on total debt reduced by balance sheet cash. Peer group includes PSX, MPC, DINO, and PBF. Payout ratio is the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities. Adjusted net cash provided by operating activities excludes changes in working capital and 50% of DGD’s operating cash flow (excluding the change in its working capital) attributable to the other joint venture member. Slide 22 Ranges represent average quarterly minimums and maximums of each feedstock category as a % of total feedstock. Ranges for monthly averages are wider. Slide 25 VLO U.S. product exports reflect Valero’s actual U.S. gasoline and distillate export volumes. Distillate volume includes diesel, jet fuel and ULSK. Map shows destinations for products exported from Valero’s refineries in the U.S., Canada and the U.K. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 43

Notes Slide 31 VLO Refining system used as a proxy for U.S. refining and compared to a European refinery with similar processing unit configuration. Platts Houston Ship Channel natural gas price quotes used for the U.S. and the ICE UK National Balancing Point quotes used for Europe. Historical natural gas price impact based on 2019 prices. VLO Refining natural gas consumption is ~900,000 MMBtu per day, of which 63% is operating expense and the balance is cost of goods sold. Slide 32 Industry Total Recordable Incident Rate (TRIR) from U.S. Bureau of Labor Statistics. Tier 1 refining process safety events per 200,000 work hours. Tier 1 defined within API Recommended Practice 754. Slide 34 California LCFS credit values are for 2023, assuming $100 per metric ton carbon price. Renewable diesel peers reflect Neste and DINO. Slide 38 U.S. Light-Duty Vehicle (LDV) Life Cycle Emissions study conducted by Southwest Research Institute – “Life Cycle Analysis Report” (2022) based on simulations performed using the GREET life cycle analysis tool. LDV with 12 year life and 160,000 miles traveled, renewable diesel emissions are based on 100% waste oil based renewable diesel blend, electricity based on 2019 EIA average mix, and no battery replacement for 300 mile range electric vehicle. Vehicle class mix of 30% sedans, 20% crossovers, and 50% pickup/SUV trucks. Embedded emissions captures the emissions involved in the manufacturing, assembly, and production of the vehicle as well as maintenance items over the lifetime of the vehicle i.e. battery, fluids, ADR (assembly, disposal, and recycling), and components. U.S. Heavy-Duty Long-Haul Vehicle (HDV) Life Cycle Emissions study conducted by Southwest Research Institute – “Life Cycle Analysis Report” (2022). Class 8 heavy-duty truck with a 1,000,000 mile (~15 years) lifetime, electric truck with a 500-mile battery range, electricity based on 2019 EIA average mix, one battery replacement, and diesel engine running on 100% waste oil based renewable diesel. Embedded emissions captures the emissions involved in the manufacturing, assembly, and production of the vehicle as well as maintenance items over the lifetime of the vehicle i.e. battery, fluids, ADR (assembly, disposal and recycling), and components. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 44

Non-GAAP Disclosures Return on Invested Capital (ROIC) VLO defines return on invested capital (ROIC) as adjusted net income (loss) attributable to VLO stockholders before adjusted net interest expense after-tax, divided by average adjusted invested capital. VLO defines adjusted net income attributable to VLO as net income (loss) attributable to VLO stockholders adjusted for the after-tax effect of special items attributable to VLO that VLO believes are not indicative of its core operating performance and that may obscure VLO’s underlying business results and trends (see corresponding earnings release for each year). VLO defines adjusted net interest expense as “interest and debt expense, net of capitalized interest” adjusted to exclude “interest and debt expense, net of capitalized interest” attributable to noncontrolling interests. The income tax effect of adjusted net interest expense is estimated based on the U.S. statutory income tax rate for the respective annual period. Average adjusted invested capital is defined as the average of total adjusted invested capital for the current annual period and total adjusted invested capital for the prior annual period. VLO defines total adjusted invested capital as debt attributable to VLO, plus VLO stockholders’ equity less adjusted cash and cash equivalents. Debt attributable to VLO is defined as the current portion of debt and finance lease obligations, plus “debt and finance lease obligations, less current portion”, less total debt and finance lease obligations attributable to consolidated VIEs. Debt attributable to VLO for the year ended December 31, 2014 includes an adjustment to reflect the retrospective adoption of ASU No. 2015- 15 subtopic 835-30, which resulted in the reclassification of certain debt issuance costs from “deferred charges and other assets, net” to “debt and finance lease obligations, less current portion.” Adjusted cash and cash equivalents is defined as cash and cash equivalents adjusted to exclude cash and cash equivalents of consolidated VIEs. Debt and cash attributable to consolidated VIEs are excluded because amounts are only available to fund the operations of the VIEs and the creditors do not have recourse against VLO. Free Cash Flow VLO defines free cash flow as net cash provided by operating activities less capital expenditures of VLO and DGD, deferred turnaround and catalyst cost expenditures, investments in joint ventures, and changes in current assets and liabilities. VLO believes that the presentation of free cash flow provides useful information to investors in assessing VLO’s ability to cover ongoing costs and VLO’s ability to generate cash returns to stockholders. The GAAP measures most directly comparable to free cash flow are net cash provided by operating activities and net cash used in investing activities. Refining Segment Adjusted EBITDA per Barrel Refining segment adjusted EBITDA is defined as Refining segment operating income (loss) excluding depreciation and amortization expense and the effect of special items that VLO believes are not indicative of its core operating performance and that may obscure VLO’s underlying business results, trends and comparability between periods. Refining segment adjusted EBITDA per barrel is annual Refining segment adjusted EBITDA divided by refinery throughput volume for the period. Throughput volumes are calculated by multiplying throughput volumes per day by the number of days in the applicable period. Refining Margin Refining margin is defined as Refining segment operating income excluding the asset impairment loss, operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Refining margin is an important measure of our Refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 45

Non-GAAP Disclosures Renewable Diesel Net Cumulative Cash Flow VLO defines renewable diesel net cumulative cash flow as DGD’s cumulative adjusted EBITDA attributable to VLO, less DGD’s cumulative capital expenditures attributable to VLO. VLO defines DGD’s adjusted EBITDA attributable to VLO as 50 percent (VLO’s ownership interest) of DGD’s operating income (loss) before depreciation and amortization expense, adjusted for the effect of special items that VLO believes are not indicative of DGD's core operating performance and that may obscure underlying business results, trends, and comparability between the periods. VLO defines DGD’s capital expenditures attributable to VLO as 50 percent of DGD’s capital investments. Because DGD’s net cash flow is effectively attributable to each joint venture member, only 50 percent of DGD’s adjusted EBITDA and capital expenditures should be attributed to VLO’s renewable diesel cash flow. Therefore, renewable diesel cash flow has been adjusted for the portion of DGD’s adjusted EBITDA and capital expenditures attributable to VLO’s joint venture member’s ownership interest because VLO believes that it more accurately reflects cash flow generated by its renewable diesel segment. Ethanol Segment Adjusted EBITDA per Gallon Ethanol segment adjusted EBITDA is defined as Ethanol segment operating income excluding depreciation and amortization expense, adjusted for the effect of special items that VLO believes are not indicative of its core operating performance and that may obscure underlying business results and trends. VLO believes adjusting for these items provides improved comparability between periods. Ethanol segment adjusted EBITDA per gallon is Ethanol segment adjusted EBITDA divided by ethanol production volume for the period. Production volumes are calculated by multiplying production volumes per day by the number of days in the applicable period. Capital Investments Attributable to Valero VLO defines capital investments attributable to Valero as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in non-consolidated joint ventures presented in VLO’s consolidated statements of cash flows excluding the portion of DGD’s capital investments attributable to the other joint venture member and all of the capital expenditures of other VIEs. Capital investments attributable to Valero are allocated between sustaining capital expenditures attributable to Valero and growth capital investments attributable to Valero. DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each member, only 50 percent of DGD’s capital investments should be attributed to VLO’s net share of capital investments. VLO also excludes the capital expenditures of other consolidated VIEs because VLO does not operate those VIEs. VLO believes that capital investments attributable to Valero is an important measure because it more accurately reflects capital investments of VLO. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 46

Non-GAAP Disclosures Adjusted Net Cash Provided by Operating Activities VLO defines adjusted net cash provided by operating activities as net cash provided by operating activities excluding the items noted below. VLO believes adjusted net cash provided by operating activities is an important measure of its ongoing financial performance to better assess its ability to generate cash to fund VLO’s investing and financing activities. The basis for VLO’s belief with respect to each excluded item is provided below. • Changes in current assets and current liabilities – Current assets net of current liabilities represents VLO’s operating liquidity. VLO believes that the change in its operating liquidity from period to period does not represent cash generated by VLO’s operations that is available to fund VLO’s investing and financing activities. • DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD – VLO is a 50 percent joint venture member in DGD and consolidates DGD’s financial statements; as a result, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in VLO’s consolidated net cash provided by operating activities. DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each member and only 50 percent of DGD’s operating cash flow should be attributed to VLO’s net cash provided by operating activities. Therefore, net cash provided by operating activities has been adjusted for the portion of DGD’s operating cash flow attributable to the other joint venture member’s ownership interest because VLO believes that it more accurately reflects the operating cash flow available to VLO to fund VLO’s investing and financing activities. Return on Invested Capital (ROIC) Including Amounts Attributable to the Other Joint Venture Members VLO defines ROIC including amounts attributable to the other joint venture members as adjusted net income (loss) before net interest expense after-tax divided by average invested capital. VLO defines adjusted net income (loss) as net income (loss) adjusted for the after-tax effect of special items that VLO believes are not indicative of its core operating performance and that may obscure VLO’s underlying business results, trends and comparability between periods (see corresponding earnings release for each year). Net income (loss) reflects VLO consolidated earnings prior to the exclusion of net income (loss) attributable to noncontrolling interests. The after-tax effect of special items includes the effect of special items that are attributable to the other joint venture members. The income tax effect of net interest expense is estimated based on the U.S. statutory income tax rate for the respective annual period. Average invested capital is defined as the average of total invested capital for the current annual period and total invested capital for the prior annual period. VLO defines total invested capital as debt plus total equity less cash and cash equivalents. Adjusted Return on Equity (ROE) Attributable to Valero VLO defines adjusted ROE attributable to Valero as adjusted net income (loss) attributable to VLO stockholders divided by average VLO stockholders’ equity. VLO defines adjusted net income (loss) attributable to VLO stockholders as net income (loss) attributable to VLO stockholders adjusted for the after-tax effect of special items attributable to VLO stockholders that VLO believes are not indicative of its core operating performance and that may obscure VLO’s underlying business results, trends and comparability between periods (see corresponding earnings release for each year). Average VLO stockholders’ equity is defined as the average of total VLO stockholders’ equity for the current annual period and total VLO stockholders’ equity for the prior annual period. VLO stockholders’ equity reflects stockholders’ equity prior to the inclusion of equity attributable to noncontrolling interests. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 47

Non-GAAP Disclosures DGD Adjusted EBITDA per Gallon DGD adjusted EBITDA is defined as DGD’s operating income (loss) excluding depreciation and amortization expense, adjusted for the effect of special items that VLO believes are not indicative of DGD's core operating performance and that may obscure underlying business results, trends, and comparability between periods. DGD adjusted EBITDA per gallon is DGD adjusted EBITDA divided by DGD’s sales volume for the period. Sales volumes are calculated by multiplying sales volumes per day by the number of days in the applicable period. Adjusted EBITDA VLO defines EBITDA as net income (loss) before depreciation and amortization expense, “interest and debt expense, net of capitalized interest”, income tax expense (benefit), and income (loss) from discontinued operations. VLO defines adjusted EBITDA as EBITDA further adjusted for the effect of special items that VLO believes are not indicative of its core operating performance and that may obscure VLO’s underlying business results and trends. VLO believes that the presentation of adjusted EBITDA provides useful information to investors to assess its ongoing financial performance because when reconciled to net income, it provides improved comparability between periods. The U.S. GAAP measures most directly comparable to adjusted EBITDA are net income and net cash provided by operating activities. I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 48

Non-GAAP Disclosures:
Return on Invested Capital (ROIC)

RETURN ON INVESTED CAPITAL (ROIC)
(in millions)

	Year Ended December 31,									
	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Numerator:										
Net income (loss) attributable to VLO stockholders		$3,990	$2,289	$4,065	$3,122	$2,422	($1,421)	$930	$11,528	$8,835
Total effect of special items attributable to VLO after-tax		624	(565)	(1,783)	113	(61)	238	221	48	(9)
Adjusted net income (loss) attributable to VLO		4,614	1,724	2,282	3,235	2,361	(1,183)	1,151	11,576	8,826
Plus: adjusted net interest expense after-tax		274	283	295	357	355	442	464	410	394
Adjusted net income (loss) attributable to VLO before adjusted net interest expense after-tax (A)		4,888	2,007	2,577	3,592	2,716	(741)	1,615	11,986	9,220
Denominator:										
Current portion of debt	606	127	115	122	238	494	723	1,264	1,109	1,406
Debt and finance leases, less current portion	5,780	7,208	7,886	8,750	8,871	9,178	13,954	12,606	10,526	10,118
Less: debt issue costs - non-bank debt (ASU 2015-15)	(33)	-	-	-	-	-	-	-	-	-
Less: debt and finance leases attributable to VIEs	(29)	(193)	(576)	(954)	(1,138)	(384)	(630)	(1,107)	(1,618)	(1,725)
Debt attributable to VLO	6,324	7,142	7,425	7,918	7,971	9,288	14,047	12,763	10,017	9,799
VLO stockholders' equity	20,677	20,527	20,024	21,991	21,667	21,803	18,801	18,430	23,561	26,346
Less: adjusted cash and cash equivalents	(3,419)	(3,982)	(4,563)	(5,671)	(2,747)	(2,473)	(3,152)	(4,086)	(4,713)	(5,164)
Total adjusted invested capital	$23,582	$23,687	$22,886	$24,238	$26,891	$28,618	$29,696	$27,107	$28,865	$30,981
Average adjusted invested capital (B)		$23,635	$23,287	$23,562	$25,656	$27,755	$29,157	$28,401	$27,986	$29,923
ROIC (A / B)		21%	9%	11%	14%	10%	-3%	6%	43%	31%
ROIC (9-year average)										16%

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Non-GAAP Disclosures: Free Cash Flow RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES UNDER GAAP TO FREE CASH FLOW (in millions) Year Ended December 31, 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Net cash provided by operating activities $5,270 $5,564 $4,241 $5,611 $4,820 $5,482 $4,371 $5,531 $948 $5,859 $12,574 $9,229 Less: Capital expenditures of VLO and DGD 2,931 2,121 2,153 1,618 1,278 1,353 1,628 1,769 1,537 1,555 1,641 900 Less: Deferred turnaround and catalyst cost 479 634 649 673 718 523 915 780 648 793 1,056 1,005 expenditures Less: Investments in joint ventures 57 76 14 141 4 406 181 164 54 9 1 - Less: Changes in current assets and current liabilities (302) 922 (1,810) (1,306) 976 1,289 (1,297) 294 (345) 2,225 (1,626) (2,326) Free cash flow $2,105 $1,811 $3,235 $4,485 $1,844 $1,911 $2,944 $2,524 ($946) $1,277 $11,502 $9,650 Total free cash flow, 2012 – 2023 $42,342 Number of years 12 Average free cash flow, 2012 – 2023 $3,529 I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 50

Non-GAAP Disclosures:
Refining Segment Adjusted EBITDA per Barrel

RECONCILIATION OF REFINING SEGMENT OPERATING INCOME (LOSS) TO REFINING SEGMENT ADJUSTED EBITDA PER BARREL
(in millions except per barrel amounts)

	Year Ended December 31,									
	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Refining segment operating income (loss)	$5,904	$6,881	$3,730	$3,975	$5,143	$4,022	($1,342)	$1,862	$15,803	$11,511
Plus: depreciation and amortization expense	1,559	1,699	1,734	1,800	1,910	2,062	2,138	2,169	2,247	2,351
Refining segment EBITDA	7,463	8,580	5,464	5,775	7,053	6,084	796	4,031	18,050	13,862
Adjustments:										
Asset impairment loss	-	-	56	-	-	-	-	-	-	-
LIFO liquidation adjustment	(229)	-	-	-	-	-	222	-	-	-
LCM inventory valuation adjustment	-	740	(697)	-	-	-	(19)	-	-	-
Blender's tax credit	-	-	-	-	(8)	(2)	-	-	-	-
Modification of RVO	-	-	-	-	-	-	105	(1)	(104)	-
Other operating expenses	-	-	-	58	45	20	34	83	63	17
Refining segment adjusted EBITDA (A)	$7,234	$9,320	$4,823	$5,833	$7,090	$6,102	$1,138	$4,113	$18,009	$13,879
Throughput (million barrels) (B)	1,009	1,022	1,045	1,073	1,090	1,077	935	1,017	1,078	1,087
Refining segment adjusted EBITDA per barrel (A/B)	$7.16	$9.12	$4.62	$5.43	$6.50	$5.67	$1.21	$4.04	$16.71	$12.76
Average refining segment adjusted EBITDA per barrel, 2014 - 2023										$7.32

Note: 2014 through 2017 exclude the results of VLP; 2018 through 2023 exclude the results of DGD which are reflected in the Renewable Diesel Segment.

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Non-GAAP Disclosures: Refining Margin RECONCILIATION OF REFINING SEGMENT OPERATING INCOME TO REFINING MARGIN (in millions) Year Ended December 31, 2012 2023 Refining segment operating income $5,484 $11,511 Adjustments: Operating expenses (excluding depreciation and amortization expense reflected below) 3,513 5,208 Depreciation and amortization expense 1,345 2,351 Asset impairment 65 - Other operating expenses - 17 Refining margin $10,407 $19,087 I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 52

Non-GAAP Disclosures:
Renewable Diesel Net Cumulative Cash Flow

RECONCILIATION OF DGD OPERATING INCOME (LOSS) AND TOTAL CAPITAL INVESTMENTS TO RENEWABLE DIESEL NET CUMULATIVE CASH FLOW ATTRIBUTABLE TO VALERO
(in millions)

	Year Ended December 31,												
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
DGD's cumulative adjusted EBITDA attributable to VLO:													
Operating income (loss)		($5)	$24	$145	$157	$147	$57	$319	$728	$630	$709	$761	$773
Plus: depreciation and amortization expense		-	9	18	20	28	29	29	51	45	58	126	231
EBITDA		(5)	33	163	177	175	86	348	779	675	767	887	1,004
Adjustments:													
Blender's Tax Credit adjustments		-	-	-	-	-	160	(4)	(156)	-	-	-	-
Lower of cost or market (LCM) inventory valuation		-	-	-	-	-	-	-	-	-	-	-	61
DGD adjusted EBITDA		(5)	33	163	177	175	246	344	623	675	767	887	1,065
Our ownership interest		50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%
DGD's adjusted EBITDA attributable to VLO		(3)	17	82	89	88	123	172	312	338	384	444	533
DGD's cumulative adjusted EBITDA attributable to VLO (A)		($3)	$14	$96	$185	$273	$396	$568	$880	$1,218	$1,602	$2,046	$2,579
DGD's cumulative capital investments attributable to VLO:													
Total DGD #1 Capital Investment	$106	$210	$74	$14	$2	$34	$88	$170	$24	$31	$35	$51	$30
Total DGD #2 Capital Investment	-	-	-	-	-	-	-	22	136	481	411	28	45
Total DGD #3 Capital Investment	-	-	-	-	-	-	-	-	-	36	602	800	219
Total DGD Capital Investments	106	210	74	14	2	34	88	192	160	548	1,048	879	294
Our ownership interest	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%
DGD's capital investments attributable to VLO	53	105	37	7	1	17	44	96	80	274	524	440	147
DGD's cumulative capital investments attributable to VLO (B)	$53	$158	$195	$202	$203	$220	$264	$360	$440	$714	$1,238	$1,678	$1,825
Renewable Diesel net cumulative cash flow (A-B)	($53)	($161)	($181)	($106)	($18)	$53	$132	$208	$440	$504	$364	$368	$754

INVESTOR PRESENTATION | MAY 2024
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Non-GAAP Disclosures: Ethanol Segment Adjusted EBITDA per Gallon RECONCILIATION OF ETHANOL SEGMENT OPERATING INCOME (LOSS) TO ETHANOL SEGMENT ADJUSTED EBITDA PER GALLON (in millions except for per gallon amounts) Year Ended December 31, 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Ethanol segment operating income (loss) $165 $209 $396 ($47) $491 $786 $142 $340 $172 $82 $3 ($69) $473 $110 $553 Plus: depreciation and amortization expense 18 36 39 42 45 49 50 66 81 78 90 121 131 59 80 Ethanol segment EBITDA 183 245 435 (5) 536 835 192 406 253 160 93 52 604 169 633 Adjustments: Asset impairment loss - - - - - - - - - - - - - 61 - LIFO liquidation adjustment - - - - - (4) - - - - - 2 - - - LCM inventory valuation adjustment - - - - - - 50 (50) - - - - - - - Other operating expenses - - - - - - - - - - 1 1 1 3 16 Ethanol segment adjusted EBITDA $183 $245 $435 ($5) $536 $831 $242 $356 $253 $160 $94 $55 $605 $233 $649 Production (million gallons) 540 1,102 1,223 1,086 1,202 1,249 1,397 1,406 1,450 1,500 1,558 1,313 1,442 1,411 1,594 Ethanol segment adjusted EBITDA per gallon $0.34 $0.22 $0.35 $0.00 $0.45 $0.67 $0.17 $0.25 $0.17 $0.11 $0.06 $0.04 $0.42 $0.17 $0.41 Total Ethanol segment adjusted EBITDA per gallon, 2009 – 2023 $3.83 Number of years, 2009 – 2023 15 Average Ethanol segment adjusted EBITDA per gallon, 2009 – 2023 $0.26 I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 54

Non-GAAP Disclosures:
Capital Investments Attributable to Valero

RECONCILIATION OF TOTAL CAPITAL INVESTMENTS TO CAPITAL INVESTMENTS ATTRIBUTABLE TO VALERO
(in millions)

	Year Ended December 31,											
	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Capital expenditures (excluding VIEs)	$2,721	$2,040	$2,076	$1,607	$1,261	$1,269	$1,463	$1,627	$1,014	$513	$788	$665
Capital expenditures of VIEs:												
DGD	210	74	11	-	17	84	165	142	523	1,042	853	235
Other VIEs	-	7	66	11	-	26	124	225	251	110	40	11
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	479	634	646	671	701	519	888	762	623	787	1,030	946
Deferred turnaround and catalyst cost expenditures of DGD	-	-	3	2	17	4	27	18	25	6	26	59
Investments in non-consolidated joint ventures	57	76	14	141	4	406	181	164	54	9	1	-
Total capital investments	3,467	2,831	2,816	2,432	2,000	2,308	2,848	2,938	2,490	2,467	2,738	1,916
Adjustments:												
DGD's capital investments attributable to the other joint venture member	(105)	(37)	(7)	(1)	(17)	(44)	(96)	(80)	(274)	(524)	(439)	(147)
Capital expenditures of other VIEs	-	(7)	(66)	(11)	-	(26)	(124)	(225)	(251)	(110)	(40)	(11)
Capital investments attributable to Valero	$3,362	$2,787	$2,743	$2,420	$1,983	$2,238	$2,628	$2,633	$1,965	$1,833	$2,259	$1,758

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Non-GAAP Disclosures: Sustaining Capex and Growth Capital Investments Attributable to Valero RECONCILIATION OF SUSTAINING AND GROWTH CAPITAL INVESTMENTS TO SUSTAINING AND GROWTH CAPITAL INVESTMENTS ATTRIBUTABLE TO VALERO (in millions) Year Ended December 31, 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Sustaining Capital Investments Attributable to Valero: Sustaining capital expenditures (excluding VIEs) $1,525 $1,413 $1,232 $1,459 $1,418 $1,300 $1,896 $1,693 $1,095 $1,085 $1,313 $1,414 Sustaining capital expenditures of VIEs: DGD 6 2 10 2 28 13 47 20 31 40 51 71 Other VIEs - - - - - - - - - 4 3 1 Investments in non-consolidated joint ventures - - - - - - - - - - 1 - Total sustaining capital investments 1,531 1,415 1,242 1,461 1,446 1,313 1,943 1,713 1,126 1,129 1,368 $1,486 Adjustments: DGD's sustaining capital expenditures attributable to the other joint venture member (3) (1) (5) (1) (14) (7) (24) (10) (15) (20) (25) (36) Sustaining capital expenditures of other VIEs - - - - - - - - - (4) (3) (1) Sustaining capital investments attributable to Valero $1,528 $1,414 $1,237 $1,460 $1,432 $1,306 $1,919 $1,703 $1,111 $1,105 $1,340 $1,449 Growth Capital Investments Attributable to Valero: Growth capital expenditures (excluding VIEs) $1,675 $1,261 $1,490 $819 $544 $488 $455 $696 $542 $215 $505 $197 Growth capital expenditures of VIEs: DGD 204 72 4 - 6 75 145 140 517 1,008 828 223 Other VIEs - 7 66 11 - 26 124 225 251 106 37 10 Investments in non-consolidated joint ventures 57 76 14 141 4 406 181 164 54 9 - - Total growth capital investments 1,936 1,416 1,574 971 554 995 905 1,225 1,364 1,338 1,370 430 Adjustments: DGD's growth capital expenditures attributable to the other joint venture member (102) (36) (2) - (3) (37) (72) (70) (259) (504) (414) (111) Growth capital expenditures of other VIEs - (7) (66) (11) - (26) (124) (225) (251) (106) (37) (10) Growth capital investments attributable to Valero $1,834 $1,373 $1,506 $960 $551 $932 $709 $930 $854 $728 $919 $309 Low-Carbon Growth Capital Investments Attributable to Valero: DGD’s growth capital expenditures attributable to Valero $258 $504 $414 $112 Other low-carbon growth capital investments 49 34 8 14 Total low-carbon growth capital investments attributable to Valero $307 $538 $422 $126 I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 56

Non-GAAP Disclosures:
Adjusted Net Cash Provided by Operating Activities and Payout Ratio

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED NET CASH PROVIDED BY OPERATING ACTIVITIES
(in millions)

	Year Ended December 31,											
	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Net cash provided by operating activities	$5,270	$5,564	$4,241	$5,611	$4,820	$5,482	$4,371	$5,531	$948	$5,859	$12,574	$9,229
Exclude:												
Changes in current assets and current liabilities	(302)	922	(1,810)	(1,306)	976	1,289	(1,297)	294	(345)	2,225	(1,626)	(2,326)
DGD's adjusted net cash provided by operating activities attributable to the other joint venture member	(3)	11	70	81	83	41	175	390	338	381	436	512
Adjusted net cash provided by operating activities (A)	$5,575	$4,631	$5,981	$6,836	$3,761	$4,152	$5,493	$4,847	$955	$3,253	$13,764	$11,043

RECONCILIATION OF PURCHASES OF COMMON STOCK FOR TREASURY AND COMMON STOCK DIVIDENDS TO PAYOUT RATIO
(in millions)

	Year Ended December 31,											
	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Purchases of common stock for treasury[(1)]	$281	$928	$1,296	$2,838	$1,336	$1,372	$1,708	$777	$156	$27	$4,577	$5,188
Common stock dividends	360	462	554	848	1,111	1,242	1,369	1,492	1,600	1,602	1,562	1,452
Total payout (B)	$641	$1,390	$1,850	$3,686	$2,447	$2,614	$3,077	$2,269	$1,756	$1,629	$6,139	$6,640
Payout ratio (B/A)	11%	30%	31%	54%	65%	63%	56%	47%	184%	50%	45%	60%

[(1)] "Purchases of common stock for treasury" includes 1% excise tax commencing in 2023. Accordingly, 2023 includes excise tax of $52 million.

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Non-GAAP Disclosures:
Return on Invested Capital (ROIC) Including Amounts Attributable to the Other Joint Venture Members

RETURN ON INVESTED CAPITAL (ROIC) INCLUDING AMOUNTS ATTRIBUTABLE TO THE OTHER JOINT VENTURE MEMBERS
(in millions)

	Year Ended December 31,										
	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Numerator:											
Net income (loss)[1]		$3,775	$4,101	$2,417	$4,156	$3,353	$2,784	($1,107)	$1,288	$11,879	$9,149
Total effect of special items after-tax		(151)	624	(565)	(1,703)	111	(139)	238	221	48	(9)
Adjusted net income (loss)		3,624	4,725	1,852	2,453	3,464	2,645	(869)	1,509	11,927	9,140
Plus: net interest expense after-tax		258	281	290	304	371	359	445	476	444	468
Adjusted Net income (loss) before net interest expense after-tax (A)		3,882	5,006	2,142	2,757	3,835	3,004	(424)	1,985	12,371	9,608
Denominator:											
Current portion of debt	303	606	127	115	122	238	494	723	1,264	1,109	1,406
Debt and finance leases, less current portion	6,261	5,780	7,208	7,886	8,750	8,871	9,178	13,954	12,606	10,526	10,118
Total debt and finance lease obligations	6,564	6,386	7,335	8,001	8,872	9,109	9,672	14,677	13,870	11,635	11,524
Total equity	19,946	21,244	21,354	20,854	22,900	22,731	22,536	19,642	19,817	25,468	28,524
Less: cash and cash equivalents	(4,292)	(3,689)	(4,114)	(4,816)	(5,850)	(2,982)	(2,583)	(3,313)	(4,122)	(4,862)	(5,424)
Total invested capital	$22,218	$23,941	$24,575	$24,039	$25,922	$28,858	$29,625	$31,006	$29,565	$32,241	$34,624
Average invested capital (B)		$23,080	$24,258	$24,307	$24,981	$27,390	$29,242	$30,316	$30,285	$30,903	$33,433
ROIC including amounts attributable to the other joint venture members (A / B)		17%	21%	9%	11%	14%	10%	-1%	7%	40%	29%
ROIC including amounts attributable to the other joint venture members (10-year average)											16%
ROIC including amounts attributable to the other joint venture members (5-year average)											17%

[1] Net income (loss) reflects Valero consolidated net income prior to the exclusion of net income attributable to noncontrolling interests.

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Non-GAAP Disclosures: Adjusted Return on Equity (ROE) Attributable to Valero ADJUSTED RETURN ON EQUITY (ROE) ATTRIBUTABLE TO VALERO (in millions) Year Ended December 31, 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Numerator: Net income (loss) attributable to VLO stockholders $3,694 $3,990 $2,289 $4,065 $3,122 $2,422 ($1,421) $930 $11,528 $8,835 Total effect of special items attributable to VLO after-tax (151) 624 (565) (1,783) 113 (61) 238 221 48 (9) Adjusted net income (loss) attributable to VLO (A) $3,543 $4,614 $1,724 $2,282 $3,235 $2,361 ($1,183) $1,151 $11,576 $8,826 Denominator: Total Valero Energy Corporation stockholders’ equity 19,460 20,677 20,527 20,024 21,991 21,667 21,803 18,801 18,430 23,561 26,346 Average Total Valero Energy Corporation stockholders’ equity (B) 20,069 20,602 20,276 21,008 21,829 21,735 20,302 18,616 20,996 24,954 Adjusted ROE attributable to VLO (A/B) 18% 22% 9% 11% 15% 11% -6% 6% 55% 35% 10-Year Average 18% 5-Year Average 20% I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 59

Non-GAAP Disclosures: DGD Adjusted EBITDA per Gallon RECONCILIATION OF DGD OPERATING INCOME TO DGD ADJUSTED EBITDA PER GALLON (in millions except for per gallon amounts) Year Ended December 31, 2015 2016 2017 2018 2019 2020 2021 2022 2023 DGD operating income $157 $147 $57 $319 $728 $630 $709 $761 $773 Plus: depreciation and amortization expense 20 28 29 29 51 45 58 126 231 EBITDA 177 175 86 348 779 675 767 887 1,004 Adjustments: Blender’s Tax Credit adjustments - - 160 (4) (156) - - - - Lower of cost or market (LCM) inventory valuation - - - - - - - - 61 $177 $175 $246 $344 $623 $675 $767 $887 $1,065 DGD adjusted EBITDA DGD sales volumes (million gallons) 157 161 161 157 277 288 370 794 1,292 DGD adjusted EBITDA per gallon $1.13 $1.09 $1.53 $2.19 $2.25 $2.34 $2.07 $1.12 $0.82 Total DGD adjusted EBITDA per gallon, 2015 – 2023 $14.54 9 Number of years, 2015 – 2023 Average DGD adjusted EBITDA per gallon, 2015 – 2023 $1.62 I N V E S T O R P R E S E N T A T I O N | M A Y 2 0 2 4 60

Non-GAAP Disclosures:
Adjusted EBITDA

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in millions)

	Year Ended December 31,											
	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Net income (loss)	$2,080	$2,728	$3,711	$4,101	$2,417	$4,156	$3,353	$2,784	($1,107)	$1,288	$11,879	$9,149
Plus: Depreciation and amortization expense	1,549	1,720	1,690	1,842	1,894	1,986	2,069	2,255	2,351	2,405	2,473	2,701
Plus: Interest and debt expense, net of capitalized interest	314	365	397	433	446	468	470	454	563	603	562	592
Plus: Income tax expense (benefit)	1,626	1,254	1,777	1,870	765	(949)	879	702	(903)	255	3,428	2,619
Less: Income (loss) from discontinued operations	(1,034)	6	(64)	-	-	-	-	-	-	-	-	-
EBITDA	6,603	6,061	7,639	8,246	5,522	5,661	6,771	6,195	904	4,551	18,342	15,061
Adjustments:												
Asset impairment losses	86	-	-	-	56	-	-	-	-	24	61	-
Blender's tax credits	-	-	-	-	-	170	(12)	(158)	-	-	-	-
Environmental reserve adjustments	-	-	-	-	-	-	108	-	-	-	20	-
Gain on disposition of retained interest in CST Brands, Inc.	-	(325)	-	-	-	-	-	-	-	-	-	-
LCM inventory valuation adjustment (gain) loss	-	-	-	790	(747)	-	-	-	(19)	-	-	-
LIFO liquidation adjustment (gain) loss	-	-	(233)	-	-	-	-	-	224	-	-	-
Loss (gain) on early redemption and retirement of debt	-	-	-	-	-	-	38	22	-	193	(14)	(11)
Texas City Refinery fire expenses	-	-	-	-	-	-	17	-	-	-	-	-
Gain on sale of MVP interest	-	-	-	-	-	-	-	-	-	(62)	-	-
Modification of RVO	-	-	-	-	-	-	-	-	105	(1)	(104)	-
Pension settlement charge	-	-	-	-	-	-	-	-	-	-	58	-
EBITDA attributable to noncontrolling interest	3	(8)	(108)	(144)	(171)	(218)	(283)	(313)	(331)	(449)	(506)	(584)
Adjusted EBITDA attributable to VLO stockholders	$6,692	$5,728	$7,298	$8,892	$4,660	$5,613	$6,639	$5,746	$883	$4,256	$17,857	$14,466

INVESTOR PRESENTATION | MAY 2024
61

At Valero, we know tomorrow is built on the actions we take today.


RECYCLING YESTERDAY'S COOKING OIL INTO RENEWABLE DIESEL
ON OUR WAY TO BECOMING ONE OF THE WORLD'S LARGEST PRODUCERS OF SUSTAINABLE AVIATION FUEL
MAKING LOW-CARBON FUELS FOR GENERATIONS TO COME
GIVING KIDS A CHANCE TO TAKE THE NEXT STEP

ADVANCING THE FUTURE OF ENERGY

RIGHT NOW AT VALERO.

Scan this QR code to see what Valero is doing RIGHT NOW.

Valero.com

Homer Bhullar
Vice President, Investor Relations and Finance
210.345.1982 • Homer.Bhullar@Valero.com

Eric Herbort
Director, Investor Relations and Finance
210.345.3331 • Eric.Herbort@Valero.com

Gautam Srivastava
Director, Investor Relations
210.345.3992 • Gautam.Srivastava@Valero.com

INVESTOR PRESENTATION | MAY 2024